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                                 Exhibit 21.1

                             BANCORP HAWAII, INC.
                        SUBSIDIARIES OF THE REGISTRANT


     Bancorp's organizational structure at December 31, 1995 follows. All of the subsidiaries are wholly owned except for those entities for which directors own qualifying shares. All the entities are consolidated with the immediate parent company.


BANCORP HAWAII, INC.  (Parent)
Bank Holding Company

Subsidiaries:

     BANCORP HAWAII INSURANCE SERVICES, LTD.

     BANCORP HAWAII SMALL BUSINESS INVESTMENT COMPANY, INC.

     BANCORP INSURANCE AGENCY OF HAWAII, INC.

     BANCORP LIFE INSURANCE COMPANY OF HAWAII, INC.

     FIRST NATIONAL BANK OF ARIZONA

     BANCORP PACIFIC, INC.

     Subsidiaries:

          First Federal Savings & Loan Association of America
          First Savings & Loan Association of America (Guam)

               Subsidiary:

               Bancorp Finance of Hawaii-Guam, Inc.

     BANK OF HAWAII

     Subsidiaries:

          Bank of Hawaii International Corp., New York - (Edge Act Office)

          Bank of Hawaii International, Inc. - (Foreign Holding Company)

          Bancorp Investment Group, Ltd.

          Bancorp Leasing of Hawaii, Inc. (Parent) - (Leasing)

          Subsidiaries:

               Arbella Leasing Corp.
               Bancorp Leasing International, Inc.

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               Bancorp Leasing of America, Inc.
               Bankoh Equipment Leasing Corp.
               BNE Airfleets Corporation
               S.I.L., Inc.

          Bankoh Corporation (fka Hawaiian Hong Kong Holdings, Ltd.)

          Bankoh Investment Advisory Services, Ltd. - (Advisory Services)

          Hawaiian Trust Company, Limited - (Trust Services)

          Pacific Capital Asset Management, Inc. - (Investment Advisory
          Services)

          Pan-Ocean Insurance Agency, Inc. - (Insurance)

          Realty and Mortgage Investors of the Pacific, Ltd. - (Real Estate Lending)

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